SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTON 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                December 24, 1998
                                (Date of Report)


                              AVIS RENT A CAR, INC.
             (Exact Name Of Registrant As Specified In Its Charter)


     DELAWARE                1-13315                            11-3347585
(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                           Identification No.)


     900 Old Country Road
     Garden City, NY                                      11530
(Address of Principal Executive Offices)                  (Zip Code)


        Registrant's telephone number, including area code: (516)222-3000

ITEM 1.           CHANGES IN CONTROL OF REGISTRANT.

                  Not applicable

ITEM 2.           ACQUISITON OR DISPOSTION OF ASSETS.

                  Not applicable

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP.

                  Not applicable

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                  Not applicable

ITEM 5.           OTHER EVENTS.

                  On December 16, 1998, Avis Rent A Car, Inc. announced that R. Craig Hoenshell, Chairman and Chief Executive Officer of the Registrant, will step down from these offices effective December 31, 1998 but will continue to be employed by the Registrant in an advisory capacity. Mr. Hoenshell will also remain a director of the Registrant. The Board of Directors of the Registrant has named Martin L. Edelman, a current Board member, the acting Chairman on an interim basis until a successor is appointed by the Board.

ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS.

                  Not applicable

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

                  Reference is made to the News Release of Avis Rent A Car, Inc. filed as an Exhibit hereto, which information is incorporated herein by reference.

ITEM 8.           CHANGE IN FISCAL YEAR.

                  Not applicable

ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

                  Not applicable

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    AVIS RENT A CAR, INC.
                                                    (Registrant)

Date: December 24, 1998                             By:
                                                    ----------------------------
                                                    Kevin M. Sheehan
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX

News Release of Avis Rent A Car, Inc. dated December 16, 1998.

GARDEN CITY, N.Y., December 16, 1998 -- Avis Rent A Car, Inc. (NYSE: AVI) today announced that R. Craig Hoenshell will step down as chairman and chief executive officer of the company. He will remain an employee of Avis, serving the company in an advisory capacity, and will remain on the Avis board of directors. The Board has named Martin L. Edelman, an Avis Board member, to serve as Avis' chairman on an interim basis. Mr. Edelman is of counsel at Battle Fowler LLP.

Mr. Hoenshell said, "At the time I came to Avis in March, 1997, the company faced some serious challenges and I set certain goals. Today, I feel those goals have been largely accomplished and so I am stepping down. We have successfully led the company through its transition from an employee owned company to publicly traded company and we have overseen five consecutive quarters in which earnings exceeded Wall Street estimates. We have successfully instituted a series of programs designed to strengthen Avis' workforce and the position of the company in the marketplace. And we have successfully dealt with charges of discrimination against the company. I look forward to continuing my relationship with Avis, helping to guide the company through this transition period."

Mr. Edelman said, "We are grateful for Craig's contributions to Avis. A search for Craig's successor is already underway. We are looking for a CEO who will lead Avis to even greater success and realize the company's long-term potential. Following a record 3rd quarter, Avis continues to show improved revenue and earnings over the prior year. The 4th quarter results are anticipated to meet or exceed the company's previous expectations."

Prior to joining Avis, Mr. Hoenshell, 54, was president of American Express International and also served as president of American Express Travelers Cheques and American Express Centurion Bank. Before American Express, he spent 7 years as a principal and senior executive of First Data Resources, Inc., which provides back office data processing services to financial institutions that issue debit and credit cards. The company was sold to American Express in 1980.

Avis Rent A Car, Inc., with locations in the United States, Canada, Australia, New Zealand, Argentina, Puerto Rico and the U.S. Virgin Islands is one of the leading rental car companies in the world. Annually, the company completes approximately 15 million rental transactions with a fleet averaging approximately 200,000 vehicles, generating over $2.3 billion in total revenue.

Certain matters discussed in the news release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements involve risks and uncertainties including the impact of competitive products and pricing, changing market conditions, the ability of the company and its vendors to complete the necessary actions to achieve a Year 2000 conversion for its computer systems and applications; and other risks which were detailed from time to time in the company's publicly-filed documents, including its annual report on Form 10-K for the period ended December 31, 1997. Actual results may differ materially from those projected. These forward-looking statements represent the company's judgment as of the date of this release.


Contacts:

Media
Tony Fuller
Media Relations
(516)222-4690